Exhibit 4.30

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Right to Purchase 75,000 Shares of Common Stock of Amedica Corporation

Warrant No. C-213

COMMON STOCK PURCHASE WARRANT

Amedica Corporation, a Delaware corporation (the “Company”), hereby certifies that for value received Westlake Securities (the “Holder”), or assigns, is entitled to purchase, subject to the terms and conditions hereinafter set forth, up to 75,000 shares of Common Stock (the “Warrant Shares”) (subject to adjustment as hereinafter provided) at the Exercise Price, payable as hereinafter provided. This Warrant is being issued pursuant to the terms of that certain financial advisory services engagement agreement, dated January 28, 2016, by and between the Company and Westlake Securities LLC (the “Engagement Agreement”).

1. Definitions. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

(a) “Change of Control” shall mean the occurrence of any of the following events: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities pursuant to a transaction or a series of related transactions which the Board of Directors of the Company (the “Board”) does not approve; or (ii) (A) a merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; (B) or the Company’s stockholders approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(b) “Common Stock” shall mean the Company’s common stock, $0.01 par value per share.

(b) “Exercise Price” shall mean the purchase price to be paid upon exercise of this Warrant in accordance with the terms hereof, which price initially shall be $1.95 per Warrant Share. The Exercise Price shall be subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

(c) “Warrant Expiration Date” shall mean 5:00 p.m., Eastern Time, on January 28, 2021.

2. Exercise.

(a) Manner of Exercise. This Warrant may be exercised at any time or from time to time, on any day which is not a Saturday, Sunday or holiday under the laws of the State of Utah beginning on July 28, 2016 and prior to the Warrant Expiration Date, for all or any part of the Warrant Shares. In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal executive offices, or at such other office as the Company may designate by notice in writing, (i) this originally executed Warrant and (ii) a duly executed written notice of Holder’s election to exercise its Warrant in whole or in part substantially in the form of Exhibit A attached hereto, and shall pay to the Company by check made payable to the order of the Company or wire transfer of funds to a bank account designated by the Company an amount equal to the aggregate Exercise Price for all Warrant Shares as to which this Warrant is being exercised.

(b) Cashless Exercise. In addition to and without limiting the rights of the Holder hereof under the terms of this Warrant, the Holder may elect to receive, without the payment by the Holder of the Exercise Price, shares of Common Stock equal to the value of the Warrant Shares or any portion thereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Exhibit B duly executed and completed, at its principal executive offices, or at such other office as the Company may designate by notice in writing. Thereupon, the Company shall issue to the Holder such number of fully paid, validly issued and nonassessable shares of Common Stock, as is computed using the following formula:

X= Y(A-B)

A

where

X = the number of shares of Common Stock to be issued to the Holder (or such other person or persons as directed by the Holder) upon such exercise of the rights under this Section 2(c)

Y = the total number of Warrant Shares which the Holder has surrendered for cashless exercise

A = the “Fair Market Value” of one share of Common Stock on the date that the Holder delivers the Net Issue Election Notice to the Company as provided herein

B = the Exercise Price in effect under this Warrant on the date that the Holder delivers the Net Issue Election Notice to the Company as provided herein

The “Fair Market Value” of a share of Common Stock as of a particular date (the “Valuation Date”) shall mean the following: (y) if the Common Stock is then listed on a stock exchange or quoted on a quotation system, the closing sale price of one share of Common Stock on such exchange or system on the last trading day prior to the Valuation Date; or (z) if the Common Stock is not then listed on a stock exchange or quoted on a quotation system, the Fair Market Value of one share of Common Stock as of the Valuation Date shall be determined in good faith by the Board of Directors of the Company (the “Board”). The Board shall respond promptly in writing to an inquiry by the Holder prior to the exercise hereunder as to the Fair Market Value of a share of Common Stock.

(c) Issuance of Common Stock. Upon receipt of the documents and payments described in Section 2(a) or Section 2(b), as the case may be, the Company shall, as promptly as practicable, execute or cause to be executed, and deliver to the Holder a certificate or certificates representing the aggregate number of full Warrant Shares (or such other stock or securities that may be issuable upon exercise of the Warrant) issuable upon such exercise. The stock certificate or certificates so delivered shall be in the denomination specified in said notice and shall be registered in the name of the Holder. This Warrant shall be deemed to have been exercised and a certificate or certificates for shares of Common Stock shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes as of the date said notice, together with this Warrant and the documents and payments described in Section 2(a) or 2(b), as the case may be, are received by the Company as aforesaid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(d) Transfer Restriction Legend. Each certificate for Common Stock issued upon exercise of this Warrant, unless at the time of exercise the offer and sale of the Warrant Shares are registered under the Securities Act, shall bear the following legend (and any additional legend required by applicable law or rule) on the face thereof:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

3. Reservation of Shares. The Company covenants that it will at all times until the Warrant Expiration Date reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of issue upon exercise of this Warrant, such number of Warrant Shares as shall then be issuable upon the exercise of this Warrant.

4. Loss, Theft, Destruction or Mutilation. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction of such Warrant and a customary and reasonable indemnity and surety bond, if requested by the Company), and, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu hereof, a new Warrant of like tenor.

5. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately increased, and if the Company at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant will be proportionately decreased.

6. Consolidation, Merger, etc. If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company), then as a part of such transaction, provision shall be made so that the Holder hereof shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger or consolidation, to which the Holder would have been entitled if the Holder had exercised this Warrant immediately prior thereto.

7. Notice of Adjustment. Upon any adjustment or other change relating to the Exercise Price or the securities purchasable upon the exercise of this Warrant, then, and in each such case, the Company shall promptly prepare and deliver to Holder notice, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated.

8. Fractional Shares. The Company shall not issue fractions of shares, upon exercise of this Warrant or otherwise, or distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, such fraction shall neither be issued nor extinguished until the final exercise of this Warrant, in which event if a fraction is issuable, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Exercise Price, as adjusted to date pursuant to Section 5 hereof.

9. Holder Not Deemed Stockholder. The Holder shall not be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive dividends or subscription rights, until Holder shall have exercised this Warrant in accordance with the provisions hereof.

10. Successors and Assigns. This Warrant, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder, and their respective successors and permitted assigns.

11. Waiver and Amendment. Any provision of this Warrant may be amended, waived or modified only upon the written consent of the Company and the Holder.

12. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered in accordance with the terms of Section 7.A of the Engagement Agreement.

13. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Delaware, United States of America, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

14. Headings; References. All headings used herein are used for convenience only and will not be used to construe or interpret this Warrant. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

15. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of January 28, 2016.

AMEDICA CORPORATION

By:	/s/ Ty Lombardi
Name:	Ty Lombardi
Title:	Chief Financial Officer

EXHIBIT A

EXERCISE FORM

(To be signed only on exercise of Warrant)

Amedica Corporation

1885 West 2100 South

Salt Lake City, UT 84119

The undersigned hereby irrevocably elects to exercise the right to purchase represented by the within Warrant for, and to purchase thereunder, _____________ shares of common stock, $0.01 par value per share, of Amedica Corporation (the “Common Stock”) at a price of $_______ per share of Common Stock, and herewith makes payment of $___________ (such payment being by check made payable to the order of Amedica Corporation, or wire transfer of funds to a bank account designated by Amedica Corporation, or any combination thereof), surrenders the Warrant and all right, title and interest therein to Amedica Corporation and requests that certificates for such shares be issued in the name of:

_________________________________________________________________

(Please print name, address, and social security number)

_________________________________________________________________

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of the undersigned holder of the within Warrant or his Assignee as below indicated and delivered to the address stated below.

NAME OF HOLDER OR ASSIGNEE:______________________________________

(Please print)

ADDRESS OF HOLDER

OR ASSIGNEE:_____________________________________________________

SIGNATURE OF HOLDER:_____________________________________________

DATED:__________________

EXHIBIT B

NET ISSUE ELECTION NOTICE

(To be signed only on exercise of Warrant)

Amedica Corporation

1885 West 2100 South

Salt Lake City, UT 84119

The undersigned hereby elects under Section 2(b) of this Warrant to surrender the right to purchase [______________] shares of common stock, $0.01 par value per share, of Amedica Corporation (the “Common Stock”) pursuant to the within Warrant and hereby requests the issuance of [______________] shares of Common Stock. The undersigned requests that certificates for such shares be issued in the name of:

_________________________________________________________________

(Please print name, address, and social security number)

_________________________________________________________________

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of the undersigned holder of the within Warrant or his Assignee as below indicated and delivered to the address stated below.

NAME OF HOLDER OR ASSIGNEE:______________________________________

(Please print)

ADDRESS OF HOLDER

OR ASSIGNEE:_____________________________________________________

SIGNATURE OF HOLDER:_____________________________________________

DATED:__________________